Exhibit 99

NEWS

MARRIOTT INTERNATIONAL REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2023 RESULTS

•Fourth quarter 2023 comparable systemwide constant dollar RevPAR increased 7.2 percent worldwide, 3.3 percent in the U.S. & Canada, and 17.4 percent in international markets, compared to the 2022 fourth quarter;

•Fourth quarter reported diluted EPS totaled $2.87, compared to reported diluted EPS of $2.12 in the year-ago quarter. Fourth quarter adjusted diluted EPS totaled $3.57, compared to fourth quarter 2022 adjusted diluted EPS of $1.96;

•Fourth quarter reported net income totaled $848 million, compared to reported net income of $673 million in the year-ago quarter. Fourth quarter adjusted net income totaled $1,055 million, compared to fourth quarter 2022 adjusted net income of $622 million;

•Adjusted EBITDA totaled $1,197 million in the 2023 fourth quarter, compared to fourth quarter 2022 adjusted EBITDA of $1,090 million;

•The company added nearly 81,300 rooms globally during 2023, including approximately 17,500 rooms associated with the City Express transaction and more than 43,000 other rooms in international markets. Net rooms grew 4.7 percent from year-end 2022;

•At the end of the year, Marriott’s worldwide development pipeline totaled nearly 3,400 properties and roughly 573,000 rooms, including over 21,000 pipeline rooms approved, but not yet subject to signed contracts. More than 232,000 rooms in the pipeline were under construction as of the end of 2023;

•For full year 2023, Marriott repurchased 21.5 million shares of common stock for $3.9 billion, including 4.7 million shares for $965 million in the fourth quarter. The company returned over $4.5 billion to shareholders through dividends and share repurchases in 2023.

BETHESDA, MD – February 13, 2024 - Marriott International, Inc. (Nasdaq: MAR) today reported fourth quarter and full year 2023 results.

Anthony Capuano, President and Chief Executive Officer, said, “Our team delivered excellent results in 2023, as demand for our industry leading portfolio of properties and offerings around the world continued to grow. Full year global RevPAR1 rose 15 percent, net rooms grew 4.7 percent, and our fee-driven, asset-light business model generated record levels of cash.

1 All occupancy, Average Daily Rate (ADR), RevPAR and hotel revenue statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR, RevPAR and hotel revenue comparisons between 2023 and 2022 reflect properties that are comparable in both years.

“In the fourth quarter, worldwide RevPAR rose 7 percent. International RevPAR grew 17 percent, with particular strength in Asia Pacific and Europe.

“In the U.S. & Canada, fourth quarter RevPAR rose over 3 percent. Group revenue at our hotels increased 7 percent compared to the 2022 fourth quarter, driven by solid rate increases. While already significantly above 2019 levels, hotel leisure revenue rose again, up 2 percent. Business transient revenue at our hotels grew 3 percent from the year-ago quarter, with demand from large corporate customers continuing to make gains.

“Our development team had a stellar 2023, signing a record 164,000 organic rooms globally, including 37,000 rooms from our deal with MGM Resorts International, and our development pipeline reached a new high of roughly 573,000 rooms at year end. During the year, we added nearly 81,300 rooms to our distribution, with one in four organic rooms from conversions.

“The power of our unparalleled Marriott Bonvoy loyalty program continues to increase, with 196 million members at year end. We’ve continued to leverage our global portfolio and have expanded our co-brand credit card offerings, with 31 cards now across 11 countries. In 2023, global card spend increased a remarkable 11 percent over the prior year.

“In 2024, we expect another year of solid growth and significant shareholder returns. With normalizing RevPAR growth around the world, we anticipate a worldwide full year RevPAR increase of 3 to 5 percent and net rooms growth of 5.5 to 6 percent. We expect this should yield adjusted EBITDA of approximately $4.9 billion to $5.0 billion for the year and enable us to return $4.1 billion to $4.3 billion to shareholders after factoring in $500 million to purchase the Sheraton Grand Chicago.”

Fourth Quarter 2023 Results
Base management and franchise fees totaled $1,026 million in the 2023 fourth quarter, a 9 percent increase compared to base management and franchise fees of $945 million in the year-ago quarter. The increase is primarily attributable to RevPAR increases and unit growth. Non-RevPAR-related franchise fees in the 2023 fourth quarter totaled $220 million, compared to $215 million in the year-ago quarter. The increase was largely driven by higher co-brand credit card fees.

Incentive management fees totaled $218 million in the 2023 fourth quarter, a 17 percent increase compared to $186 million in the 2022 fourth quarter. Managed hotels in international markets contributed two-thirds of the incentive fees earned in the quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $151 million in the 2023 fourth quarter, compared to $101 million in the year-ago quarter. Results in the 2023 quarter included a $63 million ($47 million after-tax and $0.16 per share) termination fee related to a development project.

General, administrative, and other expenses for the 2023 fourth quarter totaled $330 million, compared to $236 million in the year-ago quarter. The year-over-year change reflects a $27 million ($20 million after-tax and $0.07 per share) litigation reserve related to an international hotel, as well as higher performance-related compensation expenses, professional fees, and bad debt reserves.

Interest expense, net, totaled $144 million in the 2023 fourth quarter, compared to $107 million in the year-ago quarter. The increase was largely due to higher interest expense associated with higher debt balances.

In the 2023 fourth quarter, the provision for income taxes totaled a $267 million benefit, compared to a $218 million expense in the 2022 fourth quarter. The favorable year-over-year change is primarily due to international intellectual property restructuring transactions completed in the quarter resulting in $228 million ($0.77 per share) of benefits and a $223 million ($0.75 per share) favorable impact from the release of a tax valuation allowance.

Marriott’s reported operating income totaled $718 million in the 2023 fourth quarter, compared to 2022 fourth quarter reported operating income of $996 million. Reported net income totaled $848 million in the 2023 fourth quarter, a 26 percent increase compared to 2022 fourth quarter reported net income of $673 million. Reported diluted earnings per share (EPS) totaled $2.87 in the quarter, compared to reported diluted EPS of $2.12 in the year-ago quarter.

Adjusted operating income in the 2023 fourth quarter totaled $992 million, compared to 2022 fourth quarter adjusted operating income of $926 million. Fourth quarter 2023 adjusted net income totaled $1,055 million, compared to 2022 fourth quarter adjusted net income of $622 million. Adjusted diluted EPS in the 2023 fourth quarter totaled $3.57, compared to adjusted diluted EPS of $1.96 in the year-ago quarter.

Adjusted results excluded cost reimbursement revenue, reimbursed expenses and merger-related charges and other expenses. See pages A-3 and A-11 for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,197 million in the 2023 fourth quarter, a 10 percent increase compared to fourth quarter 2022 adjusted EBITDA of $1,090 million. See page A-11 for the adjusted EBITDA calculation.

Selected Performance Information
Marriott added 558 properties (81,281 rooms) to its worldwide portfolio during 2023, including approximately 17,500 rooms associated with the City Express transaction and more than 43,000 other rooms in international markets. Sixty-three properties (9,430 rooms) exited the system during the year. At the end of the year, Marriott’s global system totaled nearly 8,800 properties, with more than 1,597,000 rooms.

At the end of the year, the company’s worldwide development pipeline totaled 3,379 properties with roughly 573,000 rooms, including 126 properties with over 21,000 rooms approved for development, but not yet subject to signed contracts. The year-end pipeline included 1,066 properties with more than 232,000 rooms under construction, or 41 percent, including approximately 37,000 rooms from the MGM deal.

In the 2023 fourth quarter, worldwide RevPAR increased 7.2 percent (a 7.6 percent increase using actual dollars) compared to the 2022 fourth quarter. RevPAR in the U.S. & Canada increased 3.3 percent (a 3.3 percent increase using actual dollars), and RevPAR in international markets increased 17.4 percent (an 18.7 percent increase using actual dollars).

Balance Sheet & Common Stock
At year-end 2023, Marriott’s total debt was $11.9 billion and cash and equivalents totaled $0.3 billion, compared to $10.1 billion in debt and $0.5 billion of cash and equivalents at year-end 2022.

The company repurchased 4.7 million shares of common stock in the 2023 fourth quarter for $965 million. For full year 2023, Marriott repurchased 21.5 million shares for $3.9 billion. Year to date through February 9, the company has repurchased 1.3 million shares for $300 million.

Company Outlook

	First Quarter 2024 vs First Quarter 2023	Full Year 2024 vs Full Year 2023
Comparable systemwide constant $ RevPAR growth
Worldwide	4% to 5%	3% to 5%

Year-End 2024 vs Year-End 2023
Net rooms growth	5.5% to 6%

($ in millions, except EPS)	First Quarter 2024	Full Year 2024
Gross fee revenues	$1,190 to $1,205	$5,120 to $5,220
Owned, leased, and other revenue, net of direct expenses	$65 to $70	$320 to $330
General, administrative, and other expenses	$245 to $235	$1,035 to $1,015
Adjusted EBITDA[1,2]	$1,120 to $1,150	$4,880 to $5,010
Adjusted EPS – diluted[2,3]	$2.12 to $2.19	$9.18 to $9.52
Investment spending[4]		$1,000 to $1,200
Capital return to shareholders[5]		$4,100 to $4,300
1See pages A-12 and A-13 for the adjusted EBITDA calculations.
2Adjusted EBITDA and Adjusted EPS – diluted for first quarter and full year 2024 do not include cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, or any asset sales that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.
3Assumes the level of capital return to shareholders noted above.
4Includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities.
5Factors in the purchase of the Sheraton Grand Chicago and underlying land for $500 million, $200 million of which is included in investment spending. Assumes the level of investment spending noted above and that no asset sales occur during the year.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, February 13, 2024, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until February 13, 2025.

The telephone dial-in number for the conference call is US Toll Free: 800-245-3047, or Global: +1 203-518-9765. The conference ID is MAR4Q23. A telephone replay of the conference call will be available from 1:00 p.m. ET, Tuesday, February 13, 2024, until 8:00 p.m. ET, Tuesday, February 20, 2024. To access the replay, call US Toll Free: 800-934-2730 or Global: +1 402-220-1141.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of February 13, 2024. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; shareholder returns; travel and lodging demand trends and expectations; our development pipeline and growth expectations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 8,800 properties across more than 30 leading brands in 139 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

CONTACTS:	Melissa Froehlich Flood
Corporate Communications
(301) 380-4839
newsroom@marriott.com

Jackie Burka McConagha
Investor Relations
(301) 380-5126
jackie.mcconagha@marriott.com

Betsy Dahm
Investor Relations
(301) 380-3372
betsy.dahm@marriott.com

IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FOURTH QUARTER 2023 AND 2022
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	December 31, 2023	December 31, 2022	Reported 2023 vs. 2022
REVENUES
Base management fees	$321	$287	12
Franchise fees[1]	705	658	7
Incentive management fees	218	186	17
Gross Fee Revenues	1,244	1,131	10
Contract investment amortization[2]	(22)	(24)	8
Net Fee Revenues	1,222	1,107	10
Owned, leased, and other revenue[3]	455	396	15
Cost reimbursement revenue[4]	4,418	4,420	—
Total Revenues	6,095	5,923	3

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	304	295	(3)
Depreciation, amortization, and other[6]	51	46	(11)
General, administrative, and other[7]	330	236	(40)
Merger-related charges and other	8	1	(700)
Reimbursed expenses[4]	4,684	4,349	(8)
Total Expenses	5,377	4,927	(9)

OPERATING INCOME	718	996	(28)

Gains and other income, net[8]	7	2	250
Interest expense	(153)	(115)	(33)
Interest income	9	8	13
Equity in earnings[9]	—	—	—

INCOME BEFORE INCOME TAXES	581	891	(35)

Benefit (provision) for income taxes	267	(218)	222

NET INCOME	$848	$673	26

EARNINGS PER SHARE
Earnings per share - basic	$2.88	$2.13	35
Earnings per share - diluted	$2.87	$2.12	35

Basic Shares	294.3	316.5
Diluted Shares	295.6	317.9

[1] Franchise fees include fees from our franchise agreements, application and relicensing fees, timeshare and yacht fees, co-branded credit card fees, and residential branding fees.
[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FULL YEAR 2023 AND 2022
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Twelve Months Ended	Twelve Months Ended	Better/(Worse)
	December 31, 2023	December 31, 2022	Reported 2023 vs. 2022
REVENUES
Base management fees	$1,238	$1,044	19
Franchise fees [1]	2,831	2,505	13
Incentive management fees	755	529	43
Gross Fee Revenues	4,824	4,078	18
Contract investment amortization [2]	(88)	(89)	1
Net Fee Revenues	4,736	3,989	19
Owned, leased, and other revenue [3]	1,564	1,367	14
Cost reimbursement revenue [4]	17,413	15,417	13
Total Revenues	23,713	20,773	14

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	1,165	1,074	(8)
Depreciation, amortization, and other [6]	189	193	2
General, administrative, and other [7]	1,011	891	(13)
Merger-related charges and other	60	12	(400)
Reimbursed expenses [4]	17,424	15,141	(15)
Total Expenses	19,849	17,311	(15)

OPERATING INCOME	3,864	3,462	12

Gains and other income, net [8]	40	11	264
Interest expense	(565)	(403)	(40)
Interest income	30	26	15
Equity in earnings [9]	9	18	(50)

INCOME BEFORE INCOME TAXES	3,378	3,114	8

Provision for income taxes	(295)	(756)	61

NET INCOME	$3,083	$2,358	31

EARNINGS PER SHARE
Earnings per share - basic	$10.23	$7.27	41
Earnings per share - diluted	$10.18	$7.24	41

Basic Shares	301.5	324.4
Diluted Shares	302.9	325.8

[1] Franchise fees include fees from our franchise agreements, application and relicensing fees, timeshare and yacht fees, co-branded credit card fees, and residential branding fees.
[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.
.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
(in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Twelve Months Ended
			Percent			Percent
	December 31,	December 31,	Better/	December 31,	December 31,	Better/
	2023	2022	(Worse)	2023	2022	(Worse)
Total revenues, as reported	$6,095	$5,923		$23,713	$20,773
Less: Cost reimbursement revenue	(4,418)	(4,420)		(17,413)	(15,417)
Add: Impairments[1]	—	—		—	5
Adjusted total revenues**	1,677	1,503		6,300	5,361

Operating income, as reported	718	996		3,864	3,462
Less: Cost reimbursement revenue	(4,418)	(4,420)		(17,413)	(15,417)
Add: Reimbursed expenses	4,684	4,349		17,424	15,141
Add: Merger-related charges and other	8	1		60	12
Add: Impairments[1]	—	—		—	5
Adjusted operating income**	992	926	7%	3,935	3,203	23%

Operating income margin	12%	17%		16%	17%
Adjusted operating income margin**	59%	62%		62%	60%

Net income, as reported	848	673		3,083	2,358
Less: Cost reimbursement revenue	(4,418)	(4,420)		(17,413)	(15,417)
Add: Reimbursed expenses	4,684	4,349		17,424	15,141
Add: Merger-related charges and other	8	1		60	12
Add: Impairments[2]	—	—		—	11
Less: Gains on investees' property sales[3]	—	—		—	(23)
Less: Gain on asset dispositions[4]	—	—		(24)	(2)
Income tax effect of above adjustments	(67)	19		(3)	69
Less: Income tax special items	—	—		(100)	30
Adjusted net income**	$1,055	$622	70%	$3,027	$2,179	39%

Diluted earnings per share, as reported	$2.87	$2.12		$10.18	$7.24
Adjusted diluted earnings per share**	$3.57	$1.96	82%	$9.99	$6.69	49%

** Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Twelve months ended December 31, 2022 includes impairment charges reported in Contract investment amortization of $5 million.

[2] Twelve months ended December 31, 2022 includes impairment charges reported in Contract investment amortization of $5 million and Equity in earnings of $6 million.

[3] Gains on investees' property sales reported in Equity in earnings.

[4] Gain on asset dispositions reported in Gains and other income, net.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of December 31, 2023

	US & Canada		Total International		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	624	215,246	1,422	360,717	2,046	575,963
Marriott Hotels	102	56,993	181	57,199	283	114,192
Sheraton	26	20,869	185	62,777	211	83,646
Courtyard	158	25,723	124	27,046	282	52,769
Westin	41	22,669	79	24,032	120	46,701
JW Marriott	23	13,189	73	25,940	96	39,129
The Ritz-Carlton	41	12,358	75	17,842	116	30,200
Renaissance	22	9,438	55	17,041	77	26,479
Four Points	1	134	86	24,130	87	24,264
Le Méridien	1	100	72	19,800	73	19,900
W Hotels	23	6,516	43	11,938	66	18,454
Residence Inn	73	11,857	9	1,116	82	12,973
St. Regis	11	2,169	46	10,053	57	12,222
Delta Hotels by Marriott	25	6,770	27	5,052	52	11,822
Fairfield by Marriott	6	1,431	78	9,858	84	11,289
Aloft	2	505	44	9,747	46	10,252
Gaylord Hotels	6	10,220	—	—	6	10,220
The Luxury Collection	6	2,296	40	7,819	46	10,115
AC Hotels by Marriott	8	1,512	68	8,465	76	9,977
Autograph Collection	9	2,862	24	3,728	33	6,590
Marriott Executive Apartments	—	—	36	5,171	36	5,171
SpringHill Suites	25	4,241	—	—	25	4,241
EDITION	5	1,379	14	2,779	19	4,158
Element	3	810	14	2,803	17	3,613
Protea Hotels	—	—	24	2,897	24	2,897
Moxy	1	380	8	1,551	9	1,931
Tribute Portfolio	—	—	10	1,283	10	1,283
TownePlace Suites	6	825	—	—	6	825
Bulgari	—	—	7	650	7	650
Franchised	5,259	752,630	1,210	218,830	6,469	971,460
Courtyard	901	120,381	118	21,929	1,019	142,310
Fairfield by Marriott	1,147	108,014	59	10,079	1,206	118,093
Residence Inn	787	93,862	32	4,279	819	98,141
Marriott Hotels	233	74,555	64	18,378	297	92,933
Sheraton	142	44,054	79	22,664	221	66,718
SpringHill Suites	522	60,533	—	—	522	60,533
Autograph Collection	144	28,459	122	25,474	266	53,933
TownePlace Suites	497	50,238	—	—	497	50,238
Westin	92	31,078	30	9,305	122	40,383
Four Points	153	22,831	69	11,877	222	34,708
Aloft	160	22,952	26	4,966	186	27,918
AC Hotels by Marriott	109	17,874	51	9,127	160	27,001
Renaissance	66	18,603	30	7,671	96	26,274
Moxy	34	6,192	95	17,921	129	24,113
Delta Hotels by Marriott	67	14,960	16	3,732	83	18,692
City Express by Marriott	—	—	150	17,431	150	17,431
Tribute Portfolio	66	10,725	40	4,870	106	15,595
The Luxury Collection	11	3,112	53	9,818	64	12,930
Le Méridien	24	5,389	22	5,740	46	11,129
Element	80	10,712	2	269	82	10,981
JW Marriott	12	6,072	12	2,733	24	8,805
Design Hotels	11	1,605	100	7,097	111	8,702
Protea Hotels	—	—	34	2,802	34	2,802
The Ritz-Carlton	1	429	—	—	1	429
W Hotels	—	—	1	246	1	246
Bulgari	—	—	2	161	2	161
Marriott Executive Apartments	—	—	2	154	2	154
Apartments by Marriott Bonvoy	—	—	1	107	1	107

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of December 31, 2023

	US & Canada		Total International		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Owned/Leased	13	4,339	37	8,776	50	13,115
Marriott Hotels	2	1,308	5	1,631	7	2,939
Courtyard	7	987	4	894	11	1,881
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Westin	1	1,073	—	—	1	1,073
Protea Hotels	—	—	5	912	5	912
The Ritz-Carlton	—	—	2	550	2	550
Renaissance	—	—	2	505	2	505
JW Marriott	—	—	1	496	1	496
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	361	5	361
Residence Inn	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160
Residences	69	7,416	57	6,532	126	13,948
The Ritz-Carlton Residences	41	4,575	18	1,644	59	6,219
St. Regis Residences	10	1,198	13	1,777	23	2,975
W Residences	10	1,092	7	547	17	1,639
Marriott Hotels Residences	—	—	4	981	4	981
Westin Residences	3	266	2	353	5	619
Bulgari Residences	—	—	5	519	5	519
Sheraton Residences	—	—	3	472	3	472
The Luxury Collection Residences	1	91	3	115	4	206
Renaissance Residences	1	112	—	—	1	112
EDITION Residences	3	82	—	—	3	82
JW Marriott Residences	—	—	1	62	1	62
Le Méridien Residences	—	—	1	62	1	62
Timeshare*	72	18,839	21	3,906	93	22,745
Yacht*	—	—	1	149	1	149
Grand Total	6,037	998,470	2,748	598,910	8,785	1,597,380

*Timeshare and Yacht counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
In the above table, The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019 which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of December 31, 2023

	US & Canada		Total International		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	200	55,337	422	96,897	622	152,234
JW Marriott	35	19,261	86	29,169	121	48,430
JW Marriott Residences	—	—	1	62	1	62
The Ritz-Carlton	42	12,787	77	18,392	119	31,179
The Ritz-Carlton Residences	41	4,575	18	1,644	59	6,219
The Luxury Collection	17	5,408	96	18,020	113	23,428
The Luxury Collection Residences	1	91	3	115	4	206
W Hotels	25	7,295	46	12,849	71	20,144
W Residences	10	1,092	7	547	17	1,639
St. Regis	11	2,169	47	10,213	58	12,382
St. Regis Residences	10	1,198	13	1,777	23	2,975
EDITION	5	1,379	14	2,779	19	4,158
EDITION Residences	3	82	—	—	3	82
Bulgari	—	—	9	811	9	811
Bulgari Residences	—	—	5	519	5	519
Premium	1,084	362,108	1,203	307,719	2,287	669,827
Marriott Hotels	337	132,856	250	77,208	587	210,064
Marriott Hotels Residences	—	—	4	981	4	981
Sheraton	168	64,923	268	87,271	436	152,194
Sheraton Residences	—	—	3	472	3	472
Westin	134	54,820	109	33,337	243	88,157
Westin Residences	3	266	2	353	5	619
Autograph Collection	153	31,321	151	29,563	304	60,884
Renaissance	88	28,041	87	25,217	175	53,258
Renaissance Residences	1	112	—	—	1	112
Le Méridien	25	5,489	94	25,540	119	31,029
Le Méridien Residences	—	—	1	62	1	62
Delta Hotels by Marriott	92	21,730	43	8,784	135	30,514
Tribute Portfolio	66	10,725	52	6,402	118	17,127
Gaylord Hotels	6	10,220	—	—	6	10,220
Design Hotels	11	1,605	100	7,097	111	8,702
Marriott Executive Apartments	—	—	38	5,325	38	5,325
Apartments by Marriott Bonvoy	—	—	1	107	1	107
Select	4,681	562,186	951	172,808	5,632	734,994
Courtyard	1,066	147,091	246	49,869	1,312	196,960
Fairfield by Marriott	1,153	109,445	137	19,937	1,290	129,382
Residence Inn	861	105,911	42	5,535	903	111,446
SpringHill Suites	547	64,774	—	—	547	64,774
Four Points	154	22,965	155	36,007	309	58,972
TownePlace Suites	503	51,063	—	—	503	51,063
Aloft	162	23,457	70	14,713	232	38,170
AC Hotels by Marriott	117	19,386	119	17,592	236	36,978
Moxy	35	6,572	103	19,472	138	26,044
Element	83	11,522	16	3,072	99	14,594
Protea Hotels	—	—	63	6,611	63	6,611
Midscale	—	—	150	17,431	150	17,431
City Express by Marriott	—	—	150	17,431	150	17,431
Timeshare*	72	18,839	21	3,906	93	22,745
Yacht*	—	—	1	149	1	149
Grand Total	6,037	998,470	2,748	598,910	8,785	1,597,380

*Timeshare and Yacht counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
In the above table, The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019 which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended December 31, 2023 and December 31, 2022
	REVPAR		Occupancy			Average Daily Rate
Brand	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
JW Marriott	$216.01	4.3%	67.2%	0.5%	pts.	$321.37	3.6%
The Ritz-Carlton	$320.06	-1.1%	64.0%	0.4%	pts.	$499.85	-1.7%
W Hotels	$214.88	5.1%	64.9%	3.5%	pts.	$331.27	-0.6%
Composite US & Canada Luxury[1]	$282.21	2.0%	66.4%	0.9%	pts.	$425.24	0.6%
Marriott Hotels	$160.56	6.7%	65.9%	1.3%	pts.	$243.70	4.7%
Sheraton	$142.88	3.6%	63.2%	-0.2%	pts.	$225.99	4.0%
Westin	$165.74	4.3%	65.9%	0.2%	pts.	$251.54	4.0%
Composite US & Canada Premium[2]	$157.36	4.7%	65.7%	0.5%	pts.	$239.69	3.9%
US & Canada Full-Service[3]	$183.74	3.8%	65.8%	0.6%	pts.	$279.23	2.9%
Courtyard	$102.41	3.0%	62.9%	0.1%	pts.	$162.88	2.8%
Residence Inn	$137.50	1.9%	72.6%	-1.4%	pts.	$189.41	3.9%
Composite US & Canada Select[4]	$115.39	2.7%	66.3%	-0.6%	pts.	$174.00	3.6%
US & Canada - All[5]	$167.34	3.6%	65.9%	0.3%	pts.	$253.83	3.1%

Comparable Systemwide US & Canada Properties
	Three Months Ended December 31, 2023 and December 31, 2022
	REVPAR		Occupancy			Average Daily Rate
Brand	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
JW Marriott	$209.27	3.4%	68.1%	0.6%	pts.	$307.46	2.5%
The Ritz-Carlton	$317.65	-1.1%	64.2%	0.4%	pts.	$494.90	-1.7%
W Hotels	$214.88	5.1%	64.9%	3.5%	pts.	$331.27	-0.6%
Composite US & Canada Luxury[1]	$264.35	1.7%	66.9%	0.9%	pts.	$395.05	0.3%
Marriott Hotels	$130.26	6.4%	63.3%	1.3%	pts.	$205.71	4.3%
Sheraton	$111.56	4.4%	61.2%	0.4%	pts.	$182.40	3.7%
Westin	$150.71	4.2%	66.2%	1.2%	pts.	$227.72	2.3%
Composite US & Canada Premium[2]	$135.49	4.7%	64.1%	0.9%	pts.	$211.50	3.3%
US & Canada Full-Service[3]	$149.93	4.1%	64.4%	0.9%	pts.	$232.88	2.7%
Courtyard	$102.04	2.3%	64.7%	-0.3%	pts.	$157.81	2.7%
Residence Inn	$119.27	3.0%	72.2%	-0.3%	pts.	$165.14	3.4%
Fairfield by Marriott	$83.72	1.4%	64.8%	-0.9%	pts.	$129.24	2.7%
Composite US & Canada Select[4]	$101.83	2.5%	67.2%	-0.3%	pts.	$151.55	3.0%
US & Canada - All[5]	$121.68	3.3%	66.0%	0.2%	pts.	$184.28	3.1%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels.
Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element,
and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Twelve Months Ended December 31, 2023 and December 31, 2022
	REVPAR		Occupancy			Average Daily Rate
Brand	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
JW Marriott	$224.01	10.9%	69.7%	4.8%	pts.	$321.24	3.2%
The Ritz-Carlton	$323.71	0.2%	65.3%	1.3%	pts.	$496.09	-1.7%
W Hotels	$214.97	8.5%	66.3%	5.2%	pts.	$324.33	0.0%
Composite US & Canada Luxury[1]	$282.35	5.3%	67.9%	3.3%	pts.	$416.06	0.2%
Marriott Hotels	$166.07	14.3%	69.5%	4.6%	pts.	$239.09	6.6%
Sheraton	$149.43	14.2%	67.1%	5.1%	pts.	$222.64	5.5%
Westin	$170.97	10.3%	69.0%	3.2%	pts.	$247.68	5.1%
Composite US & Canada Premium[2]	$162.08	13.3%	69.0%	4.7%	pts.	$235.05	5.5%
US & Canada Full-Service[3]	$187.49	10.6%	68.7%	4.4%	pts.	$272.81	3.5%
Courtyard	$109.37	9.5%	66.3%	2.0%	pts.	$164.96	6.1%
Residence Inn	$147.26	6.1%	76.3%	0.2%	pts.	$193.02	5.8%
Composite US & Canada Select[4]	$122.12	8.3%	69.6%	1.5%	pts.	$175.50	5.9%
US & Canada - All[5]	$171.81	10.2%	68.9%	3.7%	pts.	$249.25	4.3%

Comparable Systemwide US & Canada Properties
	Twelve Months Ended December 31, 2023 and December 31, 2022
	REVPAR		Occupancy			Average Daily Rate
Brand	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
JW Marriott	$217.17	8.7%	70.7%	4.3%	pts.	$307.33	2.2%
The Ritz-Carlton	$321.09	0.5%	65.5%	1.5%	pts.	$490.30	-1.7%
W Hotels	$214.97	8.5%	66.3%	5.2%	pts.	$324.33	0.0%
Composite US & Canada Luxury[1]	$265.70	5.2%	68.6%	3.3%	pts.	$387.44	0.1%
Marriott Hotels	$138.12	13.0%	67.1%	4.5%	pts.	$205.75	5.5%
Sheraton	$118.69	13.0%	64.9%	4.5%	pts.	$182.92	5.2%
Westin	$156.38	11.0%	69.3%	4.3%	pts.	$225.78	4.1%
Composite US & Canada Premium[2]	$141.33	11.7%	67.4%	4.4%	pts.	$209.70	4.4%
US & Canada Full-Service[3]	$155.27	10.4%	67.5%	4.3%	pts.	$229.92	3.4%
Courtyard	$109.90	8.0%	68.9%	2.0%	pts.	$159.44	4.8%
Residence Inn	$127.73	6.7%	76.2%	0.6%	pts.	$167.69	5.9%
Fairfield by Marriott	$91.40	6.4%	69.3%	1.3%	pts.	$131.95	4.4%
Composite US & Canada Select[4]	$109.27	7.5%	71.3%	1.6%	pts.	$153.17	5.1%
US & Canada - All[5]	$128.25	8.9%	69.8%	2.7%	pts.	$183.83	4.7%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels.
Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element,
and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended December 31, 2023 and December 31, 2022
	REVPAR		Occupancy			Average Daily Rate
Region	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
Greater China	$85.33	87.4%	68.9%	23.6%	pts.	$123.90	23.2%
Asia Pacific excluding China	$124.20	10.8%	72.3%	3.2%	pts.	$171.84	6.0%
Caribbean & Latin America	$177.82	4.3%	65.9%	2.9%	pts.	$269.64	-0.2%
Europe	$170.44	9.3%	70.8%	3.1%	pts.	$240.85	4.4%
Middle East & Africa	$159.41	2.6%	71.8%	1.0%	pts.	$222.06	1.2%

International - All[1]	$125.46	20.1%	70.3%	10.3%	pts.	$178.37	2.5%

Worldwide[2]	$143.46	11.2%	68.4%	6.0%	pts.	$209.60	1.4%

Comparable Systemwide International Properties
	Three Months Ended December 31, 2023 and December 31, 2022
	REVPAR		Occupancy			Average Daily Rate
Region	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
Greater China	$80.49	80.9%	68.0%	22.3%	pts.	$118.36	21.4%
Asia Pacific excluding China	$125.45	13.3%	72.3%	3.1%	pts.	$173.52	8.5%
Caribbean & Latin America	$145.16	3.1%	65.7%	1.3%	pts.	$221.11	1.1%
Europe	$133.94	9.5%	68.4%	3.3%	pts.	$195.71	4.1%
Middle East & Africa	$147.10	4.0%	70.3%	0.6%	pts.	$209.15	3.1%

International - All[1]	$119.68	17.4%	69.2%	8.1%	pts.	$173.08	3.6%

Worldwide[2]	$121.06	7.2%	67.0%	2.6%	pts.	$180.69	3.0%

[1] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Twelve Months Ended December 31, 2023 and December 31, 2022
	REVPAR		Occupancy			Average Daily Rate
Region	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
Greater China	$88.18	80.3%	68.9%	22.4%	pts.	$128.03	21.7%
Asia Pacific excluding China	$117.33	41.9%	69.5%	11.5%	pts.	$168.86	18.4%
Caribbean & Latin America	$168.44	13.8%	64.0%	4.4%	pts.	$263.19	6.0%
Europe	$183.67	21.2%	70.7%	7.7%	pts.	$259.65	8.0%
Middle East & Africa	$128.99	12.5%	67.6%	3.2%	pts.	$190.71	7.2%

International - All[1]	$120.78	35.6%	68.8%	13.1%	pts.	$175.62	9.7%

Worldwide[2]	$142.69	21.2%	68.8%	9.1%	pts.	$207.27	5.1%

Comparable Systemwide International Properties
	Twelve Months Ended December 31, 2023 and December 31, 2022
	REVPAR		Occupancy			Average Daily Rate
Region	2023	vs. 2022	2023	vs. 2022		2023	vs. 2022
Greater China	$82.77	78.6%	67.9%	22.2%	pts.	$121.91	20.2%
Asia Pacific excluding China	$117.89	43.2%	69.4%	10.9%	pts.	$169.93	20.7%
Caribbean & Latin America	$142.85	13.9%	64.7%	4.2%	pts.	$220.73	6.5%
Europe	$142.88	21.8%	68.7%	8.3%	pts.	$207.86	7.2%
Middle East & Africa	$120.67	14.7%	66.6%	2.9%	pts.	$181.18	9.7%

International - All[1]	$116.81	32.6%	67.9%	11.7%	pts.	$172.05	9.7%

Worldwide[2]	$124.70	14.9%	69.2%	5.5%	pts.	$180.24	5.8%

[1] Includes Greater China, Asia Pacific excluding China, Caribbean & Latin America, Europe, and Middle East & Africa.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in millions)

	Fiscal Year 2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$757	$726	$752	$848	$3,083
Cost reimbursement revenue	(4,147)	(4,457)	(4,391)	(4,418)	(17,413)
Reimbursed expenses	4,136	4,366	4,238	4,684	17,424
Interest expense	126	140	146	153	565
Interest expense from unconsolidated joint ventures	1	1	3	1	6
Provision (benefit) for income taxes	87	238	237	(267)	295
Depreciation and amortization	44	48	46	51	189
Contract investment amortization	21	22	23	22	88
Depreciation and amortization classified in reimbursed expenses	31	38	39	51	159
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	3	6	6	19
Stock-based compensation	37	56	54	58	205
Merger-related charges and other	1	38	13	8	60
Gain on asset dispositions	—	—	(24)	—	(24)
Adjusted EBITDA **	$1,098	$1,219	$1,142	$1,197	$4,656

Change from 2022 Adjusted EBITDA **	45%	20%	16%	10%	21%

	Fiscal Year 2022
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$377	$678	$630	$673	$2,358
Cost reimbursement revenue	(3,146)	(3,920)	(3,931)	(4,420)	(15,417)
Reimbursed expenses	3,179	3,827	3,786	4,349	15,141
Interest expense	93	95	100	115	403
Interest expense from unconsolidated joint ventures	1	2	2	1	6
Provision for income taxes	99	200	239	218	756
Depreciation and amortization	48	49	50	46	193
Contract investment amortization	24	19	22	24	89
Depreciation and amortization classified in reimbursed expenses	26	29	32	31	118
Depreciation, amortization, and impairments from unconsolidated joint ventures	13	3	7	4	27
Stock-based compensation	44	52	48	48	192
Merger-related charges and other	9	—	2	1	12
Gains on investees' property sales	(8)	(13)	(2)	—	(23)
Gain on asset dispositions	—	(2)	—	—	(2)
Adjusted EBITDA **	$759	$1,019	$985	$1,090	$3,853

** Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FIRST QUARTER 2024
($ in millions)

	Range
	Estimated First Quarter 2024		First Quarter 2023 **
Net income excluding certain items [1]	$616	$638
Interest expense	160	160
Interest expense from unconsolidated joint ventures	2	2
Provision for income taxes	177	185
Depreciation and amortization	45	45
Contract investment amortization	20	20
Depreciation and amortization classified in reimbursed expenses	43	43
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	4
Stock-based compensation	53	53
Adjusted EBITDA **	$1,120	$1,150	$1,098

Increase over 2023 Adjusted EBITDA **	2%	5%

** Denotes non-GAAP financial measures. See pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related charges and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2024
($ in millions)

	Range
	Estimated Full Year 2024		Full Year 2023**
Net income excluding certain items [1]	$2,621	$2,718
Interest expense	680	680
Interest expense from unconsolidated joint ventures	7	7
Provision for income taxes	875	908
Depreciation and amortization	180	180
Contract investment amortization	100	100
Depreciation and amortization classified in reimbursed expenses	180	180
Depreciation, amortization, and impairments from unconsolidated joint ventures	17	17
Stock-based compensation	220	220
Adjusted EBITDA **	$4,880	$5,010	$4,656

Increase over 2023 Adjusted EBITDA **	5%	8%

** Denotes non-GAAP financial measures. See pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related charges and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “adjusted” and/or identified with the symbol “**”. We discuss the manner in which the non-GAAP measures reported in this press release and schedules are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share, or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, and certain non-cash impairment charges. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share. Adjusted net income and Adjusted diluted earnings per share reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, certain non-cash impairment charges, and gains and losses on asset dispositions made by us or by our joint venture investees (when applicable). Additionally, Adjusted net income and Adjusted diluted earnings per share exclude the income tax effect of the above adjustments (calculated using an estimated tax rate applicable to each adjustment) and income tax special items, which primarily related to the resolution of tax audits. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision (benefit) for income taxes, merger-related charges and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges related to equity investments and gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, and Adjusted EBITDA, we exclude a one-time cost in the 2022 first quarter related to certain property-level adjustments related to compensation and transition costs associated with the Starwood merger, which we record in the “Merger-related charges and other” caption of our Consolidated Statements of Income (our “Income Statements”), to allow for period-over period comparisons of our ongoing operations before the impact of these items. We also exclude non-cash impairment charges (if above a specified threshold) related to our management and franchise contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Income Statements to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our property owners. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our property owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from property owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR relates to property level revenue and may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.

Non-RevPAR Related Franchise Fees. In this press release, we also discuss non-RevPAR related franchise fees, which include co-branded credit card, timeshare and yacht fees, residential branding fees, franchise application and relicensing fees, and certain other licensing fees.